UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2019 (February 11, 2019)

SUMMIT NETWORKS, INC.
(Name of small business in its charter)

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Nevada	333-199108	35-2511257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Room 710A, 7/F, Ho King Commercial Centre 2-16 Fa Yuen Street, Mong Kok Kowloon, Hong Kong
(Address of principal executive offices)

Registrant's telephone number:

852-6997-0034

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01- Change In Control of Registrant

On February 11, 2019, as a result of a private transaction, the control block of voting stock of Summit Networks, Inc. (the “Company”) represented by 4,981,600 shares of common stock [“Shares”] representing an ownership interest of approximately 81.5% has been transferred from Kuen Harry Cheung, Hang Dennis Cheung, Yee Man Cheung, Fang Pei Wei, Qiuli Chen, Hau Yan Tiffany Cheung, Hin Cheung, Yum Yin Wong and Dragon Gate (Asia) Limited [“Sellers”] to Hass Group, Inc. and TSO Chi Ming [“The Purchasers”].  The consideration for the shares was an aggregate of $0.026 per share.  The source of cash consideration for the shares was personal funds of the Purchasers (Tso Chi Ming is the also the beneficial owner of Hass Group, Inc.).

Item 5.02 -Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2019 the Board of Directors accepted the resignation of Ms. Qiuli Chen as a director of the Company.  At the same time, the Board elected Ms. Yaya Zhang as a director of the Company.  Ms. Zhang will hold this position until she is replaced, resigns, or is removed from office. Ms. Chen based her resignation from the above positions on personal matters, not because of any disagreement with the Company on any matter related to the Company’s operations, policies or procedures.

Biography

Yaya Zhang

Ms. Zhang is 31 years old.  From September 2006 to July 2010, she studied at Yanshan University and obtained a major in electronic information. From September 2010 to April 2013, she studied at the 54th Research Institute of China Electronics Technology Corporation, majoring in communication and information systems, and obtained her master’s degree in engineering.  From April 2013 to April 2016, she worked in the 54th Research Institute of China Electronics Technology Corporation where she researched special-use integrated circuits and application software. Ms. Zhang worked in technical management and was qualified as an electronic information engineer.  After 2016, Ms. Zhang was in charge of technology research and development, and later she served as the manager of the technology department in Shanghai Fujiang Information Technology Co., Ltd. Ms. Yaya became the Chief Financial Officer of the same company in December 2017, and in 2018, she became a director of Hengshui Jingzhen Environment Protection Technology Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 15, 2019	SUMMIT NETWORKS, INC. By: /s/ Riggs Cheung Name: Riggs Cheung Title: President